UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 20, 2012
Date of Report (Date of earliest event reported)

AMERCO
(Exact name of registrant as specified in its charter)

Nevada	1-11255	88-0106815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1325 Airmotive Way, Ste. 100 Reno, Nevada 89502-3239
(Address of Principal Executive Offices)

(775) 688-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 20, 2012, Judge Flanagan of the Second Judicial District Court, Washoe County, Nevada, issued a Stipulation and Order for Dismissal (“Order”), dismissing with prejudice all claims of plaintiff Paul F. Shoen and plaintiff Alan Kahn, in the matter of the AMERCO shareholder derivative litigation known as Paul F. Shoen vs. SAC Holding Corporation et al., CV 02-05602, consolidated with CV02-06331, CV03-02486 and CV03-02617. This Order follows the previously issued order of dismissal with prejudice of plaintiff Glenbrook Capital, Inc. and plaintiff Max Belec in this litigation.

         This litigation has been disclosed by AMERCO in its public filings, including most recently in its Form 10-Q for the quarter ended June 30, 2012.  As a result of these dismissals, the litigation has been terminated as against all defendants, with prejudice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2012

AMERCO

/s/ Jason A. Berg
Jason A. Berg,
Principal Financial Officer and
Chief Accounting Officer